Exhibit 23.4

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 24, 2013, with respect to the consolidated financial statements ID&T Holding B.V. and subsidiaries included in Amendment No. 5 to the Registration Statement (Form S-1 No. 333-189564) and related Prospectus of SFX Entertainment, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young Accountants LLP

Amsterdam, The Netherlands
September 24, 2013